UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 11, 2008

Date of Report (date of earliest event reported)

CATALYST SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2975 Stender Way
Santa Clara, CA 95054

(Address of principal executive offices)

(408) 542-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 11, 2008, Catalyst Semiconductor, Inc. (“Catalyst”) entered into a Wafer Supply Agreement with OKI Electric Industry, Co. Ltd, Japan (“OKI”).  The agreement provides that OKI will supply Catalyst with the wafers containing certain semiconductor devices designed by Catalyst and manufactured by OKI.

The original term of the agreement is five (5) years and shall automatically be extended for successive periods of two (2) years each, unless one party gives notice to the other party of the intent to terminate the agreement at least three (3) months prior to the expiration of the original term or an extension. Neither party has the right to terminate this agreement as a result of a corporate reorganization prior to the expiration of the original term.

The summary description of the agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Wafer Supply Agreement between Catalyst and OKI dated as of June 11, 2008 which is filed as Exhibit 10.104 to this report.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.104†	Wafer Supply Agreement dated June 11, 2008 between OKI Electric Industry Co., Ltd. and Catalyst Semiconductor, Inc.

†	Confidential treatment has been requested as to a portion of this Exhibit. Such portion has been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 2008

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ David P. Eichler
David P. Eichler
Vice President, Finance and Administration and Chief Financial Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit Number	Description
10.104†	Wafer Supply Agreement dated June 11, 2008 between OKI Electric Industry Co., Ltd. and Catalyst Semiconductor, Inc.

†	Confidential treatment has been requested as to a portion of this Exhibit. Such portion has been redacted and filed separately with the Securities and Exchange Commission.